Exhibit 99.1

American Equity Rejects Unsolicited Acquisition Proposal from Prosperity Group Holdings LP and Elliott Investment Management L.P.
December 20, 2022

Board of Directors Unanimously Concluded Proposal Significantly Undervalues AEL and Its Value Creation Potential

WEST DES MOINES, Iowa – December 20, 2022 – American Equity Investment Life Holding Company (“American Equity”) (NYSE: AEL), a leading provider of financial dignity solutions through general account annuities, today confirmed that its Board of Directors reviewed and rejected an unsolicited, non-binding proposal from Prosperity Group Holdings LP (“Prosperity”) and its principal shareholder, Elliott Investment Management L.P. (“Elliott”) to acquire American Equity in an all-cash transaction at $45.00 per share. The initial proposal was received by American Equity on December 8, 2022 and rejected on December 12, 2022. On December 19, 2022, Prosperity sent a second letter restating the same price and economic terms. American Equity reiterated its rejection on December 20, 2022.

David S. Mulcahy, Chair of American Equity, said, “The Board is fully committed to acting in the best interests of AEL and its shareholders and policyholders. Consistent with its fiduciary obligations and in consultation with independent financial and legal advisors, the Board has carefully evaluated Prosperity and Elliott’s opportunistic proposal and unanimously determined that it significantly undervalues the Company. The Board strongly believes that the continued execution of our strategic plan, AEL 2.0, will generate significantly greater value for all shareholders.”

Anant Bhalla, CEO and President of American Equity, said, “Over the past two years, we have demonstrated that executing our AEL 2.0 strategy is delivering value for all shareholders. Through our unique go-to-market and investment management approaches and capital-light structure, we are accelerating the implementation and scaling of our AEL 2.0 strategy to be the leading, customer-focused annuity provider with best-in-class capabilities across the entire insurance value chain. Our Board processes are thorough, and our Board and management team remain laser-focused on serving our policyholders and generating value for shareholders.”

Ardea Partners and J.P. Morgan are serving as financial advisors, and Sullivan & Cromwell LLP is serving as legal advisor to American Equity.

ABOUT AMERICAN EQUITY
At American Equity Investment Life Holding Company (NYSE: AEL), we think of ourselves as The Financial Dignity CompanyTM. Our policyholders work with independent agents, banks and broker-dealers through our wholly-owned operating subsidiaries, to choose one of our leading annuity products best suited for their personal needs to create financial dignity in retirement. To deliver on its promises to policyholders, American Equity has re-framed its investments focus – building a stronger emphasis on insurance liability driven asset allocation and specializing in alternate, private asset management. American Equity is headquartered in West Des Moines, Iowa with satellite offices slated to open in 2023 in Charlotte, NC and New York, NY. For more information, please visit www.american-equity.com.

FORWARD-LOOKING STATEMENTS AND OTHER DISCLAIMERS
This press release may contain “forward-looking statements” within the meaning of the federal securities laws. Statements such as “will”, “anticipate”, “intends”, “build”, “create”, “believe”, “potential”, “expect”, “may”, “would”, “should”, “can”, “delivering”, “continuing”, or similar words, as well as specific projections of future events or results qualify as forward-looking statements. Forward-looking statements are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” the Company describes in its U.S. Securities and Exchange Commission filings. The Company's future results could differ, and it has no obligation to correct or update any of these statements.

View source version on businesswire.com: https://www.businesswire.com/news/home/20221220005753/en/

Investors:
Steven D. Schwartz, Vice President, Investor Relations
(515) 273-3763, sschwartz@american-equity.com

Media:
Jared Levy/Jamie Tully
FGS Global
AEL@FGSGlobal.com

Source: American Equity Investment Life Holding Company